Exhibit 10.1

AMENDMENT NO. 2 TO CREDIT AGREEMENT
dated as of
February 19, 2020,
among
MEREDITH CORPORATION,
as the Borrower,
and
CERTAIN SUBSIDIARIES OF MEREDITH CORPORATION,
as Guarantors
THE LENDERS PARTY HERETO,
and
ROYAL BANK OF CANADA,
as Administrative Agent, Collateral Agent and Fronting Bank
___________________________

RBC CAPITAL MARKETS* ,
CREDIT SUISSE LOAN FUNDING LLC,
BARCLAYS BANK PLC,
CITIGROUP GLOBAL MARKETS INC.,
BNP PARIBAS SECURITIES CORP.
and
CAPITAL ONE, NATIONAL ASSOCIATION
as Joint Lead Arrangers and Joint Bookrunners

* RBC Capital Markets is a brand name for the capital markets businesses of Royal Bank of Canada and its affiliates.

AMENDMENT NO. 2 TO CREDIT AGREEMENT
This AMENDMENT NO. 2 TO CREDIT AGREEMENT, dated as of February 19, 2020 (this “Amendment”), among MEREDITH CORPORATION, an Iowa corporation (the “Borrower”), CERTAIN SUBSIDIARIES OF THE BORROWER PARTY HERETO (the “Guarantors”), ROYAL BANK OF CANADA, as administrative agent and collateral agent (in such capacities, the “Administrative Agent”) under the Credit Agreement referred to below, each Repricing Participating Lender (as defined below) party hereto and the Fronting Bank (as defined below).
RECITALS:
WHEREAS, reference is made to (a) the Credit Agreement, dated as of January 31, 2018 (as amended by Amendment No. 1 (as defined below) and as further amended, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement” and as may be further amended, amended and restated, supplemented or otherwise modified from time to time, including by this Amendment, the “Credit Agreement”), among the Borrower, the Guarantors from time to time party thereto, the lenders or other financial institutions or entities from time to time party thereto and the Administrative Agent (capitalized terms used but not defined herein having the meaning provided in the Credit Agreement) and (b) Amendment No. 1 to Credit Agreement, dated as of October 26, 2018 (“Amendment No. 1”), among the Borrower, the Guarantors party thereto, the lenders and other financial institutions party thereto and the Administrative Agent, pursuant to which the Lenders made Tranche B-1 Term Loans to the Borrower on the Amendment No. 1 Effective Date in an aggregate initial principal amount of $1,595,500,000.00 (the “Existing Term Loans”);
WHEREAS, the Borrower has requested Other Term Loans and Other Term Loan Commitments in an aggregate principal amount of $1,062,500,000 (such Other Term Loans, the “Tranche B-2 Term Loans”; the Other Term Loan Commitments in respect of such Tranche B-2 Term Loans, the “Tranche B-2 Term Commitments”; and the Repricing Participating Lenders (as defined below) with Tranche B-2 Term Commitments and any permitted assignees thereof, the “Tranche B-2 Term Loan Lenders”), which will be available on the Amendment No. 2 Effective Date (as defined below) to refinance all Tranche B-1 Term Loans outstanding under the Existing Credit Agreement immediately prior to effectiveness of this Amendment (the “Existing Term Loans”) and which Tranche B-2 Term Loans shall constitute Other Term Loans and Term Loans (as applicable) for all purposes of the Credit Agreement and the other Loan Documents;
WHEREAS, each Lender holding Existing Term Loans under the Existing Credit Agreement immediately prior to effectiveness of this Amendment (each, an “Existing Term Lender”) executing and delivering a notice of participation in the Tranche B-2 Term Loans in the form attached as Exhibit A hereto (a “Tranche B-2 Participation Notice”) and electing the cashless settlement option therein (each such Existing Term Lender in such capacity and with respect to the Existing Term Loans so elected, a “Converting Lender” and, together with each other Person executing and delivering a Tranche B-2 Participation Notice or otherwise providing a Tranche B-2 Term Commitment, the “Repricing Participating Lenders”) shall be deemed to have exchanged on the Amendment No. 2 Effective Date the aggregate outstanding principal amount of its Existing Term Loans under the Existing Credit Agreement for an equal aggregate principal amount of Tranche B-2 Term Loans under the Credit Agreement;
WHEREAS, Royal Bank of Canada agrees to act as fronting bank for the syndication of the Tranche B-2 Term Loans (in such capacity, the “Fronting Bank”), and the Fronting Bank will purchase, and the Existing Term Lenders that execute and deliver a Tranche B-2 Participation Notice and elect the cash settlement option therein (the “Non-Converting Lenders”) will sell to the Fronting Bank, immediately prior to effectiveness of this Amendment, the Existing Term Loans then held by the Non-Converting Lenders (the Existing Term Loans described in this recital, the “Participating Cash Settlement Term Loans”);

WHEREAS, the Fronting Bank will fund, on the Amendment No. 2 Effective Date, an aggregate principal amount of Tranche B-2 Term Loans equal to the aggregate outstanding principal amount of the Existing Term Loans of Existing Term Lenders that do not execute and deliver a Tranche B-2 Participation Notice (the “Non-Participating Lenders”), the proceeds of which shall be used on the Amendment No. 2 Effective Date to refinance such outstanding Existing Term Loans of the Non-Participating Lenders (the Existing Term Loans described in this recital, the “Non-Participating Cash Settlement Term Loans” and, together with the Participating Cash Settlement Term Loans, the “Reallocated Term Loans”);
WHEREAS, (a) to the extent there exist (1) any Participating Cash Settlement Term Loans, the Fronting Bank shall be deemed to exchange on the Amendment No. 2 Effective Date such Participating Cash Settlement Term Loans on a cashless settlement basis for an equal aggregate principal amount of Tranche B-2 Term Loans under the Credit Agreement and (2) any Non-Participating Cash Settlement Term Loans, the Fronting Bank shall apply on the Amendment No. 2 Effective Date proceeds of Tranche B-2 Term Loans in an aggregate amount equal to the aggregate amount of such Non-Participating Cash Settlement Term Loans to the repayment of such Non-Participating Cash Settlement Term Loans and (b) the Tranche B-2 Term Loans exchanged for or applied to the repayment of such Reallocated Term Loans shall promptly (but not later than 30 days following the Amendment No. 2 Effective Date (or such later date as may be agreed to by the Fronting Bank in its sole discretion)) thereafter be purchased by the applicable Repricing Participating Lenders (such Repricing Participating Lenders, other than Existing Term Lenders, the “New Lenders”), Non-Converting Lenders, and Existing Term Lenders that have elected to purchase additional Tranche B-2 Term Loans, each in accordance with such Repricing Participating Lenders’ respective Tranche B-2 Participation Notice and as allocated by RBC Capital Markets in its capacity as a Lead Arranger (as defined below) hereunder (in each case, subject to the prior written consent of the Borrower);
WHEREAS, contemporaneously with the effectiveness of the Tranche B-2 Term Commitments on the Amendment No. 2 Effective Date, the Borrower wishes to (a) make certain amendments to the Existing Credit Agreement to provide for the incurrence of the Tranche B-2 Term Loans and (b) make certain other modifications to the Existing Credit Agreement set forth herein; and
WHEREAS, this Amendment constitutes a Refinancing Amendment, and the Borrower is hereby notifying the Administrative Agent that it is requesting the establishment of Other Term Loans pursuant to Section 2.15 of the Existing Credit Agreement.
NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

1.	Existing Credit Agreement Amendments. Effective as of the Amendment No. 2 Effective Date, the Existing Credit Agreement is hereby amended as follows:

(a)
Global Amendments to Certain Defined Terms. Each reference to “Tranche B-1 Term Loan” and “Tranche B-1 Term Loans”, as applicable, contained in Section 2.14(b) the Existing Credit Agreement is replaced with a reference to “Tranche B-2 Term Loan” or “Tranche B-2 Term Loans”, as appropriate.

(b)	Section 1.01 of the Existing Credit Agreement is hereby amended by adding the following new defined terms in their correct alphabetical order:
“Amendment No. 2” means Amendment No. 2 to this Agreement, dated as of February 19, 2020 among the Borrower, the Guarantors party thereto, the Administrative Agent, the Collateral Agent and the lenders party thereto.

“Amendment No. 2 Effective Date” has the meaning assigned to such term in Amendment No. 2.
“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to LIBOR for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.
“Benchmark Replacement Adjustment” means, with respect to any replacement of LIBOR with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).
“Benchmark Replacement Date” means the earlier to occur of the following events with respect to LIBOR: (1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of LIBOR permanently or indefinitely ceases to provide LIBOR; or (2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to LIBOR: (1) a public statement or publication of information by or on behalf of the administrator of LIBOR announcing that such administrator has ceased or will cease to provide LIBOR, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR; (2) a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for LIBOR, a resolution authority with jurisdiction over the administrator for LIBOR or a court or an entity with similar insolvency or resolution authority over the administrator for LIBOR, which states that the administrator of LIBOR has ceased or will cease to provide LIBOR permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR; or (3) a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR announcing that LIBOR is no longer representative.
“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or Borrower or the Required Lenders, as applicable, by notice to the Borrower, the Administrative Agent (in the case of such notice by the Required Lenders) and the Lenders.
“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to LIBOR and solely to the extent that LIBOR has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced LIBOR for all purposes hereunder in accordance with the Section titled “Effect of Benchmark Transition Event” and (y) ending at the time that a Benchmark Replacement has replaced LIBOR for all purposes hereunder pursuant to the Section titled “Effect of Benchmark Transition Event.”
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Early Opt-in Election” means the occurrence of: (1) (i) a determination by the Administrative Agent or the Borrower or (ii) a notification by the Required Lenders to the Administrative Agent (with a copy to the Borrower) that the Required Lenders have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in this Section titled “Effect of Benchmark Transition Event,” are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace LIBOR, and (2) (i) the election by the Administrative Agent or Borrower or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders or by the Required Lenders of written notice of such election to the Administrative Agent.
“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.
“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.
“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.
“Tranche B-2 Term Commitments” has the meaning assigned to such term in Amendment No. 1.
“Tranche B-2 Term Loans” has the meaning assigned to such term in Amendment No. 1.
“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

(c)	The definition of “Applicable Rate” set forth in Section 1.01 of the Existing Credit Agreement is hereby amended by replacing clause (a) thereof in its entirety with the following:
(a)    (i) with respect to Initial Term Loans prior to the Amendment No. 1 Effective Date, 3.00% in the case of Eurocurrency Rate Loans, and 2.00% in the case of Base Rate Loans;
(ii) with respect to Tranche B-1 Term Loans prior to the Amendment No. 2 Effective Date, the applicable rate set forth in the table below under the caption “Eurocurrency Rate” or “Base Rate”, respectively, subject to the adjustment as provided below:

Applicable Rate
Pricing Level	Consolidated Net Leverage Ratio	Eurocurrency Rate	Base Rate
1	> 2.25 to 1.00	2.75%	1.75%
2	< 2.25 to 1.00	2.50%	1.50%
(iii) with respect to Tranche B-2 Term Loans after the Amendment No. 2 Effective Date, the applicable rate set forth in the table below under the caption “Eurocurrency Rate” or “Base Rate”, respectively, subject to the adjustment as provided below:

Applicable Rate
Pricing Level	Consolidated Net Leverage Ratio	Eurocurrency Rate	Base Rate
1	> 2.25 to 1.00	2.50%	1.50%
2	< 2.25 to 1.00	2.25%	1.25%

(d)	The definition of “Base Rate” set forth in Section 1.01 of the Existing Credit Agreement is hereby amended by replacing the reference to “2.00%” in clause (c) with “1.00%”.

(e)
The definition of “Class” set forth in Section 1.01 of the Existing Credit Agreement is hereby amended by (i) adding a reference to “Lenders of Tranche B-2 Term Loans” immediately following the reference to “Lenders of Tranche B-1 Term Loans ” contained in clause (a) thereof; (ii) adding a reference to “Tranche B-2 Term Commitments” immediately following the reference to “Tranche B-1 Term Commitments ” contained in clause (b) thereof; and (iii) adding a reference to “Tranche B-2 Term Loans” immediately following the reference to “Tranche B-1 Term Loans” contained in clause (c) thereof.

(f)
The definition of “Commitment” set forth in Section 1.01 of the Existing Credit Agreement is hereby amended by adding a reference to “Tranche B-2 Term Commitment,” immediately following the reference to “Tranche B-1 Term Commitment,” contained therein.

(g)
The definition of “Required Lenders” set forth in Section 1.01 of the Existing Credit Agreement is hereby amended by (i) adding a reference to “and Tranche B-2 Term Commitments” immediately following the reference to “Tranche B-1 Term Commitments ” contained in clause (b) thereof and (ii) adding a reference to “, the unused Tranche B-2 Term Commitment” immediately following the reference to “the unused Tranche B-1 Term Commitment ” contained in clause (c) thereof.

(h)
The definition of “Term Lender” set forth in Section 1.01 of the Existing Credit Agreement is hereby amended by adding a reference to “, a Tranche B-2 Term Commitment” immediately following the reference to “Tranche B-1 Term Commitment” contained therein.

(i)	The definition of “Term Loan” set forth in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:
“Term Loan” means an Initial Term Loan made pursuant to Section 2.01(a), a Tranche B-1 Term Loan pursuant to Section 2.01(c), or a Tranche B-2 Term Loan pursuant to Section 2.01(d), as applicable.

(j)	Section 1.03(d) of the Existing Credit Agreement is hereby amended by replacing clause (ii) thereof in its entirety with the following:
“(ii) without giving effect to Accounting Standards Codification 842 (or any other Accounting Standards Codification having similar result or effect) (and related interpretations) to the extent any lease (or similar arrangement) would be required to be treated as a capital lease thereunder where such lease (or arrangement) would have been treated as an operating lease under GAAP as in effect immediately prior to the effectiveness of such Accounting Standards Codification.”

(k)	Section 2.01 of the Existing Credit Agreement is hereby amended by adding the following new clause (d) at the end thereof:
“(d) Subject to the terms and conditions set forth herein and in Amendment No. 2, each Term Lender with a Tranche B-2 Term Commitment severally agrees to make (or exchange, as applicable) to the Borrower, on the Amendment No. 2 Effective Date, Tranche B-2 Term Loans denominated in Dollars in an amount equal to such Term Lender’s Tranche B-2 Term Commitment. The Borrower may make only one borrowing under the Tranche B-2 Term Commitments, which shall be on the Amendment No. 2 Effective Date. Each Lender’s Tranche B-2 Term Commitment shall terminate immediately and without further action on the Amendment No. 2 Effective Date after giving effect to the funding of such Lender’s Tranche B-2 Term Commitment on such date. Amounts borrowed under this Section 2.01(d) and repaid or prepaid may not be reborrowed. Tranche B-2 Term Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.”

(l)
Section 2.05(a)(ii) of the Existing Credit Agreement is hereby amended by (i) replacing each reference to “Tranche B-1 Term Loans” contained therein with a reference to “Tranche B-2 Term Loans” and (ii) replacing each reference to “Amendment No. 1 Effective Date” contained therein with a reference to “Amendment No. 2 Effective Date”.

(m)	Section 3.03 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:
“3.03.    Effect of Benchmark Transition Event.
(a) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace LIBOR with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders accept such amendment. No replacement of LIBOR with a Benchmark Replacement pursuant to this Section titled “Effect of Benchmark Transition Event” will occur prior to the applicable Benchmark Transition Start Date.
(b) Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make

Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.
(c) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section titled “Effect of Benchmark Transition Event,” including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section titled “Effect of Benchmark Transition Event.”
(d) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Eurocurrency Rate Loan of, conversion to or continuation of Eurocurrency Rate Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During any Benchmark Unavailability Period, the component of Base Rate based upon LIBOR will not be used in any determination of Base Rate.”

(n)	Article 11 of the Existing Credit Agreement is hereby amended by adding the following new Section 11.13:
“SECTION 11.13.    Acknowledgement regarding any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swaps or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States), in the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.”

2.
Tranche B-2 Term Loans. Subject to the terms and conditions set forth herein, each Tranche B‑2 Term Loan Lender severally agrees to exchange Existing Term Loans for Tranche B-2 Term Loans and/or make Tranche B-2 Term Loans to the Borrower in a single borrowing in Dollars on the Amendment No. 2 Effective Date. The Tranche B-2 Term Loans shall be subject to the following terms and conditions:

(a)
Terms Generally. Other than as set forth herein, for all purposes under the Credit Agreement and the other Loan Documents, the Tranche B-2 Term Loans shall have the same terms as the Existing Term Loans under the Existing Credit Agreement and shall be treated for purposes of voluntary and mandatory prepayments (including for scheduled principal payments) and all other terms as Existing Term Loans under the Existing Credit Agreement.

(b)
Proposed Borrowing. Notwithstanding any other provisions of the Credit Agreement or any other Loan Document to the contrary, solely for purposes of the Tranche B-2 Term Loans to be borrowed by the Borrower on the Amendment No. 2 Effective Date, this Amendment shall constitute a Borrowing Request by the Borrower to borrow the Tranche B-2 Term Loans from the Tranche B-2 Term Loan Lenders under the Credit Agreement.

(c)
New Lenders. Each New Lender (i) confirms that it has received a copy of the Existing Credit Agreement and the other Loan Documents and the exhibits and schedules thereto, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and the Credit Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the lead arranger or bookrunner noted on the cover page hereof (the “Lead Arranger”) or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) agrees that it will perform all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender, as the case may be, in each case, in accordance with the terms thereof as set forth in the Credit Agreement and (v) acknowledges and agrees that this Amendment and its respective Tranche B-2 Participation Notice constitutes a Refinancing Amendment for purposes of the Credit Agreement. Each New Lender acknowledges and agrees that it shall become a “Tranche B-2 Term Loan Lender” and a “Term Lender” under, and for all purposes of, the Credit Agreement and the other Loan Documents, and shall be subject to and bound by the terms thereof, and shall have all rights of a “Tranche B-2 Term Loan Lender” and a “Term Lender” thereunder.

(d)	Credit Agreement Governs. Except as set forth in this Amendment, the Tranche B-2 Term Loans shall otherwise be subject to the provisions of the Credit Agreement and the other Loan Documents.

(e)	Exchange Mechanics.

(i)
On the Amendment No. 2 Effective Date, upon the satisfaction or waiver (by the Lead Arranger) of the conditions set forth in Section 3 hereof, the outstanding principal amount of Existing Term Loans of each Converting Lender exchanged pursuant to this Amendment shall be deemed to be exchanged for an equal outstanding principal amount of Tranche B-2 Term Loans under the Credit Agreement. Such exchange shall be effected by book entry in such manner, and with such supporting documentation, as may be reasonably determined by the Administrative Agent in its sole discretion in consultation with the Borrower. It is acknowledged and agreed that each Converting Lender has agreed to accept as satisfaction in full of its right to receive payment on the outstanding amount of Existing Term Loans of such Converting Lender the conversion of its Existing Term Loans into Tranche B-2 Term Loans in accordance herewith, in lieu of the prepayment amount that would otherwise be payable by the Borrower pursuant to the Credit Agreement in respect of the outstanding amount of Existing Term Loans of such Converting Lender. Notwithstanding anything to the contrary herein or in the Credit Agreement, each Converting Lender hereby waives any rights or claims to compensation pursuant to Section 2.05(b)(viii) of the Credit Agreement in respect of its Existing Term Loans exchanged for Tranche B-2 Term Loans.

(ii)
(A) To the extent there exist (1) any Participating Cash Settlement Term Loans, the Fronting Bank shall be deemed to exchange on the Amendment No. 2 Effective Date such Reallocated Term Loans on a cashless settlement basis for an equal aggregate principal amount of Tranche B-2 Term Loans under the Credit Agreement and (2) any Non-Participating Cash Settlement Term Loans, the Fronting Bank shall apply on the Amendment No. 2 Effective Date proceeds of Tranche B-2 Term Loans in an aggregate amount equal to the aggregate amount of such Non-Participating Cash Settlement Term Loans to the repayment of such Non-Participating Cash Settlement Term Loans and (B) promptly following the Amendment No. 2 Effective Date (but not later than 30 days following the Amendment No. 2 Effective Date (or such later date as may be agreed to by the Fronting Bank in its sole discretion)), each New Lender, each Non-Converting Lender and each Existing Term Lender purchasing additional Tranche B-2 Term Loans shall purchase from the Fronting Bank the Tranche B-2 Term Loans exchanged for or applied to the repayment of such Reallocated Term Loans as directed by RBC Capital Markets in its capacity as Lead Arranger hereunder, in accordance with such Repricing Participating Lender’s Tranche B-2 Participation Notice and as allocated by RBC Capital Markets in its capacity as Lead Arranger hereunder. Purchases and sales of Reallocated Term Loans and Tranche B-2 Term Loans shall be without representations from the Fronting Bank other than as provided for in the relevant Assignment and Assumption.

3.
Effective Date Conditions. This Amendment will become effective on the date (the “Amendment No. 2 Effective Date”), on which each of the following conditions have been satisfied (or waived by the Lead Arranger) in accordance with the terms therein:

(a)
the Administrative Agent (or its counsel) shall have received from each of the Borrower, the other Loan Parties party hereto, the Repricing Participating Lenders and the Fronting Bank, either (i) a counterpart of this Amendment signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmission of a signed counterpart of this Amendment) that such party has signed a counterpart to this Amendment (which, in the case of the Repricing Participating Lenders, may be in the form of a Tranche B-2 Participation Notice);

(b)
the Administrative Agent shall have received certificates of the Borrower dated as of the Amendment No. 2 Effective Date and Responsible Officer of the Borrower (i) (A) certifying and attaching the resolutions or similar consents adopted by the Borrower approving or consenting to this Amendment and the Tranche B-2 Term Loans, (B) certifying that the articles of incorporation and by-laws of the Borrower either (x) have not been amended since the Closing Date or (y) are attached as an exhibit to such certificate, and (C) certifying as to the incumbency and specimen signature of each officer executing this Amendment and any related documents on behalf of the Borrower and (ii) certifying as to the matters set forth in clauses (d) and (e) below;

(c)
the Administrative Agent shall have received all fees and other amounts previously agreed to in writing by the Lead Arranger and the Borrower to be due on or prior to the Amendment No. 2 Effective Date, including, to the extent invoiced at least three Business Days prior to the Amendment No. 2 Effective Date (or such later date as is reasonably agreed by the Borrower), the reasonable and documented out-of-pocket legal fees and expenses and the reasonable and documented out-of-pocket fees and expenses of any other advisors in accordance with the terms of the Credit Agreement;

(d)
the representations and warranties in Section 4 of this Amendment shall be true and correct in all material respects on and as of the Amendment No. 2 Effective Date (except to the extent such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date); provided that, to the extent that such representations and warranties are qualified by materiality, material adverse effect or other similar language, they shall be true and correct in all respects;

(e)
no Default or Event of Default shall exist on the Amendment No. 2 Effective Date before or after giving effect to the effectiveness of this Amendment and the incurrence of the Tranche B-2 Term Loans or the applications of the proceeds therefrom;

(f)
at least 5 Business Days prior to the Amendment No. 2 Effective Date (or such later date as is reasonably satisfactory to the Administrative Agent), the Borrower shall have delivered (i) a certification regarding beneficial ownership as required by 31 C.F.R. § 1010.230 and (ii) all documentation and other information reasonably requested by the Administrative Agent and the Lead Arranger in order to allow the Lead Arranger, the Administrative Agent and the Lenders to comply with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act; and

(g)
the Administrative Agent shall have received a certificate attesting to the Solvency of the Borrower and its Subsidiaries, dated as of the Amendment No. 2 Effective Date, from the Borrower’s chief financial officer substantially the form of Exhibit H to the Credit Agreement.

4.	Representations and Warranties. On the Amendment No. 2 Effective Date, each Loan Party hereby represents and warrants that:

(a)
such Loan Party has all requisite power and authority to execute, deliver and perform its obligations under this Amendment and, in the case of the Borrower, to borrow and otherwise obtain credit hereunder;

(b)
the execution, delivery and performance by each of the Loan Parties of this Amendment (i) has been duly authorized by all necessary corporate or other organizational action and (ii) do not and will not (A) contravene the terms of any of such Person’s Organization Documents; (B) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than Permitted Liens) (x) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject or (y) any material agreement to which such Person is a party; or (C) violate any material Law applicable to the Loan Parties; except, (A) with respect to any conflict, breach, violation or contravention referred to in clause (B) or (C), to the extent that such conflict, breach, violation or contravention would not reasonably be expected to have a Material Adverse Effect and (B) subject to containing those consents required pursuant to Section 8.02(e) of the Credit Agreement;

(c)
this Amendment has been duly executed and delivered by each Loan Party that is a party hereto and constitutes, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity;

(d)
no material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or third party is necessary or required in connection with the execution, delivery or performance by any Loan Party of this Amendment or the transactions contemplated hereby, except for (i) filings and registrations necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Collateral Agent, (ii) those approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, given, taken, given or made and are in full force effect (or, with respect to the consummation of the Transactions, will be duly obtained, taken, given or made and will be in full force and effect, in each case within the time period required to be so obtained, taken, given or made), (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect, (iv) the filing of certain Loan Documents with the FCC after the Amendment No. 2 Effective Date and (v) those consents required pursuant to Section 8.02(e) of the Credit Agreement; and

(e)
both immediately before and after giving effect to the Amendment No. 2 Effective Date and the incurrence of the Tranche B-2 Term Loans, (i) the representations and warranties of the Loan Parties set forth in the Credit Agreement and the other Loan Documents shall be true and correct in all material respects, in each case, on and as of the Amendment No. 2 Effective Date with the same effect as though such representations and warranties had been made on and as of the Amendment No. 2 Effective Date (except to the extent such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date), provided that, to the extent that such representations and warranties are qualified by materiality, material adverse effect or other similar language, they shall be true and correct in all respects and (ii) no Default or Event of Default shall have occurred and be continuing on the Amendment No. 2 Effective Date or would result from the consummation of this Amendment and the transactions contemplated hereby.

5.
Use of Proceeds. The proceeds of the Tranche B-2 Term Loans shall be applied in exchange for or to prepay in full the aggregate principal amount of Existing Term Loans outstanding on the Amendment No. 2 Effective Date in accordance with the terms hereof.

6.	Reaffirmation of the Loan Parties; Reference to and Effect on the Credit Agreement and the other Loan Documents.

(a)
Each Loan Party hereby consents to the amendment of the Credit Agreement effected hereby and confirms and agrees that, notwithstanding the effectiveness of this Amendment, each Loan Document to which such Loan Party is a party is, and the obligations of such Loan Party contained in the Credit Agreement, this Amendment or in any other Loan Document to which it is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, in each case as amended by this Amendment. For greater certainty and without limiting the foregoing, each Loan Party hereby confirms that the existing security interests and/or guarantees granted by such Loan Party in favor of the Secured Parties pursuant to the Loan Documents in the Collateral described therein shall continue to secure the obligations of the Loan Parties under the Credit Agreement and the other Loan Documents as and to the extent provided in the Loan Documents. Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force.

(b)
Except to the extent expressly set forth in this Amendment, the execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under, the Credit Agreement or any of the other Loan Documents.

(c)
On and after the Amendment No. 2 Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment.

7.
Prepayment Notice. The Repricing Participating Lenders and the Fronting Bank party hereto, which constitute the Required Lenders, and the Administrative Agent hereby waive the requirement under Section 2.05(a) of the Credit Agreement to provide notice to the Administrative Agent not less than three Business Days prior to the prepayment of the Existing Term Loans that are Eurocurrency Rate Loans and not later than 10:00 a.m. on the date of prepayment of the Existing Term Loans that are Base Rate Loans contemplated herein. It is understood and agreed that notwithstanding any provisions of the Credit Agreement or any other Loan Document to the contrary this Amendment shall serve as the notice referred to in Section 2.05(a) of the Credit Agreement.

8.	Notice. For purposes of the Credit Agreement, the initial notice address of each New Lender shall be as separately identified to the Administrative Agent.

9.
Tax Forms. For each New Lender, delivered herewith to the Administrative Agent are such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such New Lender may be required to deliver to the Administrative Agent pursuant to Section 3.01 of the Credit Agreement.

10.	Recordation of the New Loans. Upon execution and delivery hereof, the Administrative Agent will record the Tranche B-2 Term Loans made by each Tranche B-2 Term Lender in the Register.

11.	Amendment, Modification and Waiver. This Amendment may not be amended, modified or waived except as permitted by Section 10.01 of the Credit Agreement.

12.
Entire Agreement. This Amendment, the other Loan Documents and the agreements regarding certain fees referred to herein comprise the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. Nothing in this Amendment or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Amendment or the other Loan Documents. This Amendment shall not constitute a novation of any amount owing under the Credit Agreement and all amounts owing in respect of principal, interest, fees and other amounts pursuant to the Credit Agreement and the other Loan Documents shall, to the extent not paid on or prior to the Amendment No. 2 Effective Date, continue to be owing under the Credit Agreement or such other Loan Documents until paid in accordance therewith.

13.
APPLICABLE LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CONFLICTS PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. SECTION 10.15 OF THE CREDIT AGREEMENT IS HEREBY INCORPORATED BY REFERENCE INTO THIS AMENDMENT AS IF SUCH PROVISION WERE SET FORTH IN FULL HEREIN MUTATIS MUTANDIS AND SHALL APPLY HERETO.

14.
Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby; and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

15.
Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or email pdf of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment. This Amendment shall become effective as provided in Section 3.

16.
WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

17.	Loan Document. On and after the Amendment No. 2 Effective Date, this Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.
[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Amendment as of the date first set forth above.

MEREDITH CORPORATION,
as the Borrower

By: /s/ Joseph H. Ceryanec
Name: Joseph H. Ceryanec
Title: Chief Financial Officer
ALLRECIPES.COM, INC.
EATING WELL, INC.
SELECTABLE MEDIA INC.
MYWEDDING, LLC
each as a Guarantor

By: /s/ Joseph H. Ceryanec
Name: Joseph H. Ceryanec
Title: President
KPHO BROADCASTING CORPORATION
KPTV-KPDX BROADCASTING CORPORATION
KVVU BROADCASTING CORPORATION
MEREDITH PERFORMANCE MARKETING, LLC
each as a Guarantor

By: /s/ Joseph H. Ceryanec
Name: Joseph H. Ceryanec
Title: Treasurer
MEREDITH SHOPPER MARKETING, LLC
as a Guarantor

By: /s/ John S. Zieser
Name: John S. Zieser
Title: President

BIZRATE INSIGHTS INC.
BOOK-OF-THE-MONTH CLUB, INC.
COZI INC.
ENTERTAINMENT WEEKLY INC.
HEALTH MEDIA VENTURES INC.
HELLO GIGGLES, INC.
MNI TARGETED MEDIA INC.
NEWSUB MAGAZINE SERVICES LLC
NSSI HOLDINGS INC.
SPORTS DIGITAL GAMES, INC.
SOUTHERN PROGRESS CORPORATION
SYNAPSE GROUP, INC.
TI ADMINISTRATIVE HOLDINGS LLC
TI BOOKS HOLDINGS LLC
TI CIRCULATION HOLDINGS LLC
TI CORPORATE HOLDINGS LLC
TI DISTRIBUTION HOLDINGS LLC
TI INTERNATIONAL HOLDINGS INC.
TI LIVE EVENTS INC.
TI MAGAZINE HOLDINGS LLC
TI MARKETING SERVICES INC.
TI MEDIA SOLUTIONS INC.
TI MEXICO HOLDINGS INC.
TI PAPERCO INC.
TI SALES HOLDINGS LLC
TI CONSUMER MARKETING, INC.
TI CUSTOMER SERVICE, INC.
TI DIRECT VENTURES LLC
TI DISTRIBUTION SERVICES INC.
TI GOTHAM INC.
TI INC. AFFLUENT MEDIA GROUP
TI INC. BOOKS
TI INC. LIFESTYLE GROUP
TI INC. PLAY
TI INC. RETAIL
TI INC. VENTURES
TI PUBLISHING VENTURES, INC.
VIANT TECHNOLOGY HOLDING INC.
each as a Guarantor

By: /s/ Joseph H. Ceryanec
Name: Joseph H. Ceryanec
Title: President

ROYAL BANK OF CANADA,
as Administrative Agent and Collateral Agent

By: /s/ Ann Hurley
Name: Ann Hurley
Title: Manager, Agency

ROYAL BANK OF CANADA,
as Fronting Bank and Lender

By: /s/ Charles D. Smith
Name: Charles D. Smith
Title: Managing Director
Head of Leveraged Finance

EXHIBIT A
Form of Tranche B-2 Participation Notice
Royal Bank of Canada, as Administrative Agent
200 Bay Street, 12th Floor South Tower
Toronto, Ontario M5J 2W7 Canada
Attention:    Manager, Agency Services
Telephone:    (416) 842-5196
Fax:         (416) 842-4023

MEREDITH CORPORATION
Tranche B-2 Participation Notice
Ladies and Gentlemen:
Reference is made to Amendment No. 2 (the “Amendment”) to that certain Credit Agreement, dated as of January 31, 2018 (as amended by that certain Amendment No. 1, dated as of October 26, 2018 and as further amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among, inter alia, MEREDITH CORPORATION (the “Borrower”), the Guarantors party thereto from time to time, the Lenders party thereto from time to time and ROYAL BANK OF CANADA (“Royal Bank”), as administrative agent and collateral agent (in such capacities, the “Administrative Agent”). Unless otherwise specified herein, capitalized terms used but not defined herein are used as defined in the Amendment.
By delivery of this letter agreement (this “Tranche B-2 Participation Notice”), each of the undersigned (each a “Repricing Participating Lender”), hereby irrevocably consents to the Amendment and the amendment of the Credit Agreement contemplated thereby and (check as applicable):
Name of Repricing Participating Lender:
_____________________________________________
Amount of Existing Term Loans of such Repricing Participating Lender:
$____________________

☐
Cashless Settlement Option. Hereby (i) elects, upon the Amendment No. 2 Effective Date, to exchange the full amount (or such lesser amount allocated to such Converting Lender by the Lead Arranger) of the outstanding Existing Term Loans of such Repricing Participating Lender for an equal outstanding amount of Tranche B-2 Term Loans under the Credit Agreement and (ii) represents and warrants to the Administrative Agent that it has the organizational power and authority to execute, deliver and perform its obligations under this Tranche B-2 Participation Notice and the Amendment (including, without limitation, with respect to any exchange contemplated hereby) and has taken all necessary corporate and other organizational action to authorize the execution, delivery and performance of this Tranche B-2 Participation Notice and the Amendment.

☐
Cash Settlement Option. Hereby (i) elects to have the full amount (or such lesser amount allocated to such Converting Lender by the Lead Arranger) of the outstanding Existing Term Loans of such Repricing Participating Lender repaid or purchased and agrees to promptly (but in any event, on or prior to the date that is 30 days following the Amendment No. 2 Effective Date) purchase (via assignment and assumption) an equal amount of Tranche B-2 Term Loans and (ii) represents and warrants to the Administrative Agent that it has the organizational power and authority to execute, deliver and perform its obligations under this Tranche B-2 Participation Notice and the Amendment (including, without limitation, with respect to any exchange contemplated hereby) and has taken all necessary corporate and other organizational action to authorize the execution, delivery and performance of this Tranche B-2 Participation Notice and the Amendment.

[Signature Page Follows]

Very truly yours,

____________________________,
By:
Name:
Title:

By:
Name:
Title: